UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2023

YETI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway

Austin, Texas 78735

(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (512) 394-9384

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	YETI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Senior Vice President of Sales

On March 20, 2023, YETI Holdings, Inc. (“YETI” or the “Company”), announced a realignment of its commercial and sales organization, which included, among other things, elimination of the position of Senior Vice President of Sales. As a result of this planned transition, on such date YETI terminated the employment of Kirk A. Zambetti, who has served as YETI’s Senior Vice President of Sales since 2016. Mr. Zambetti will provide transition services as a consultant to the Company for a period of three months following the termination of his employment at a rate of $10,000 per month. In connection with the termination of his employment, Mr. Zambetti and the Company entered into a Separation Agreement pursuant to which Mr. Zambetti will receive the benefits to which he is entitled under YETI’s Senior Leadership Severance Benefits Plan.

Following the realignment, all of YETI’s commercial functions, including those previously performed by Mr. Zambetti, will be led by S. Faiz Ahmad, YETI’s Chief Commercial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI Holdings, Inc.

Date: March 23, 2023	By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale
Senior Vice President,
General Counsel and Secretary